UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2011

United Security Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street
Post Office Box 249
Thomasville, Alabama 36784
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, United Security Bancshares, Inc. (“USB”) and its subsidiary bank, First United Security Bank (“FUSB”; USB and FUSB are hereinafter collectively referred to as the “Company”), entered into an Executive Employment Agreement (the “Employment Agreement”) with James F. House, pursuant to which Mr. House will serve as President and Chief Executive Officer of USB and FUSB.  Mr. House will also serve on the Boards of Directors of both USB and FUSB, as well as the respective Board committees on which the President and Chief Executive Officer customarily serves.

As previously reported in USB’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2011, the material terms of the Employment Agreement are as follows:

  Term. The initial term of the Employment Agreement will be thirty (30) months, with renewal discussions to commence at least twelve (12) months prior to expiration.
  Base Salary and Equity Compensation. Mr. House will be paid an initial base salary of $275,000 annually, which amount may be increased by the USB Board of Directors. Additionally, as an inducement to join the Company, Mr. House will receive a one-time grant of 5,000 fully-vested shares of USB common stock and will be eligible to receive up to an additional 5,000 shares of USB common stock during his employment upon attainment of certain criteria to be established by the USB Board of Directors in consultation with Mr. House.
  Employee Benefits; Perquisites. Mr. House will be eligible to participate in any defined contribution plan, insurance program and medical or other health benefit plan sponsored by the Company, subject to the eligibility and participation requirements of such plans. He will be entitled to three (3) weeks of paid vacation each year. The Company will provide term life insurance coverage for Mr. House in the amount of $250,000. The Company will provide Mr. House with a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile. The Company will reimburse Mr. House’s reasonable relocation expenses. Finally, the Company will reimburse Mr. House for his reasonable legal fees incurred in negotiating and drafting the Employment Agreement.
  Severance Payments. Mr. House will be entitled to receive a severance payment in the event of a termination of his employment under certain circumstances. If the Company terminates Mr. House’s employment without cause, or if Mr. House terminates his employment for good reason (as such terms are defined in the Employment Agreement) in a non-change in control context, the Company will be obligated to pay Mr. House any accrued and unpaid base salary and a one-time lump sum severance payment in an amount equal to the greater of (A) one (1) times his then-current base salary or (B) the amount of base salary that otherwise would have been payable to Mr. House during the remainder of the initial term of the Employment Agreement had his employment continued until the natural expiration of the initial term.
  Change in Control. If, within six (6) months of a change in control of the Company (as such term is defined in the Employment Agreement), Mr. House is terminated by the Company or its successor without cause, or Mr. House terminates his employment for good reason, Mr. House will be entitled to a one-time lump sum change in control payment in an amount equal to the greater of (A) two (2) times his then-current base salary or (B) two (2) times his annualized compensation (as such term is defined in the Employment Agreement).
  Restrictive Covenants. Mr. House will be subject to certain non-competition and non-solicitation restrictions for a period of one (1) year following the termination of his employment with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additionally, on November 7, 2011, USB entered into a Director Indemnification Agreement (the “Indemnification Agreement”) with Mr. House in connection with his membership on the USB Board of Directors.  The Indemnification Agreement is substantially similar to the Director Indemnification Agreements entered into between USB and each of its other current directors, as reported in USB’s Current Report on Form 8-K filed with the SEC on October 30, 2009.

In general, the Indemnification Agreement provides that USB will, to the extent permitted by applicable law and subject to certain limitations, indemnify Mr. House against all expenses, judgments, fines and penalties actually and reasonably incurred by Mr. House in connection with the defense or settlement of any civil, criminal, administrative or investigative action, suit or proceeding brought against Mr. House or in which he otherwise becomes involved by reason of his relationship with USB.  The Indemnification Agreement provides for indemnification rights regarding third-party proceedings and proceedings brought by or in the right of USB.  Additionally, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. House in connection with any proceeding covered by the agreement, provided that Mr. House must undertake in writing to repay any such amounts to the extent that it is determined that Mr. House is not entitled to indemnification.

No payments pursuant to the Indemnification Agreement are available (i) to indemnify or advance expenses with respect to proceedings initiated or brought voluntarily by Mr. House and not by way of defense, subject to certain exceptions; (ii) to indemnify Mr. House for expenses, judgments, fines or penalties sustained in any proceeding for which payment is actually made to Mr. House under a valid and collectible insurance policy, except in respect of any excess beyond the amount of such insurance payment; (iii) to indemnify Mr. House for any expenses, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by Mr. House of securities of USB pursuant to the provisions of §16(b) of the Securities Exchange Act of 1934, the rules and regulations thereunder and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) to indemnify Mr. House for any expenses, judgments, fines or penalties resulting from Mr. House’s conduct that is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or (v) if a court of competent jurisdiction finally determines that such payment is unlawful.

The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which Mr. House may be entitled, including any rights arising under USB’s certificate of incorporation or bylaws, any other agreement, any vote of USB’s shareholders or disinterested directors, the Delaware General Corporation Law or otherwise.  The Indemnification Agreement also contains various representations and covenants by USB as to the maintenance of Directors and Officers Liability Insurance.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Director Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to USB’s Current Report on Form 8-K filed with the SEC on October 30, 2009 and incorporated herein by reference as Exhibit 10.2.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2011, Mr. House, age 59, has extensive prior experience in the banking industry.  Since May 2009, he has served as Florida Division President of BankTrust.  From 2005-2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues.  Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).  There are no arrangements or understandings between Mr. House and any other person pursuant to which he was appointed to the positions described above.  There are no family relationships between Mr. House and any director or executive officer of the Company.  Mr. House is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On November 7, 2011, the Company issued a press release announcing, among other things, Mr. House’s commencement of employment as President and Chief Executive Officer of USB and FUSB.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Exhibit

	10.1	Executive Employment Agreement dated November 7, 2011 by and between United Security Bancshares, Inc., First United Security Bank and James F. House

	10.2	Director Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to United Security Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on October 30, 2009)

	99.1	Press Release dated November 7, 2011

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  In addition, USB, through its senior management, from time to time makes forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) concerning its expected future operations and performance and other developments.  The words “estimate,” “project,” “intend,” “anticipate,” “expect,” “believe” and similar expressions are indicative of forward-looking statements.  Such forward-looking statements are necessarily estimates reflecting USB’s best judgment based upon current information and involve a number of risks and uncertainties, and various factors could cause results to differ materially from those contemplated by such forward-looking statements.  Such factors could include those identified from time to time in USB’s SEC filings and other public announcements, including the factors described in USB’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended.  With respect to the adequacy of the allowance for loan losses for USB, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values.  Forward-looking statements speak only as of the date they are made, and USB undertakes no obligation to revise forward-looking statements to reflect circumstances or events that occur after the dates the forward-looking statements are made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 8, 2011	UNITED SECURITY BANCSHARES, INC.

		By:	/s/ Beverly J. Dozier
		Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer